Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-177855 on Form S-8 of our report dated June 17, 2026, relating to the financial statements and supplemental schedules of Penske Automotive Group Employee Stock Ownership 401(k) Plan, appearing in this Annual Report on Form 11-K for the year ended December 31, 2025.
/s/ Deloitte & Touche LLP
Detroit, Michigan
June 17, 2026